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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 16, 2005

PELOTON RESOURCES INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-113118	98-0430762
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

1189 Howe Street
Suite 1504
Vancouver, British Columbia
Canada V6Z ZX4
(Address of principal executive offices and Zip Code)

(604) 781-0221
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01     ENTRY INTO MATERIAL DEFINITIVE CONTRACT

On May 12, 2005, Sergei Stetsenko, the then president and a member of the board of directors returned 34,700,000 shares of common stock to PELOTON RESOURCES INC., ("Peloton"), the registrant. The shares were returned as a result of a preliminary report issued in connection with the Peloton's mining property. The preliminary report reflected that there was no mineralized material located on the Company's property. On May 16, 2005, as a result of the preliminary findings, Peloton decided to change its operational direction from mining exploration to oil and gas exploration, development and production and retained the services of Mark Gustafson as its president. Mr. Gustafson entered into an agreement with Peloton whereby he agreed to serve as president and chief executive officer in consideration of 4,000,000 restricted shares of common stock which Peloton valued at $40,000.

ITEM 5.01 CHANGES IN CONTROL

On May 12, 2005, Sergei Stetsenko, the then president and a member of the board of directors returned 34,700,000 shares of common stock to PELOTON RESOURCES INC., ("Peloton"), the registrant. The shares were returned as a result of a preliminary report issued in connection with the Peleton's mining property. The preliminary report reflected that there was no mineralized material located on the Company's property. On May 16, 2005, as a result of the preliminary findings, Peloton decided to change its operational direction from mining exploration to oil and gas exploration, development and production and retained the services of Mark Gustafson as its president. Mr. Gustafson entered into an agreement with Peloton whereby he agreed to serve as president and chief executive officer in consideration of 4,000,000 restricted shares of common stock which Peloton valued at $40,000.

The following sets forth the security ownership of beneficial owners of five percent (5%) or more of Peloton's common stock after Mr. Stetsenko returned 34,300,000 shares of common stock to the Company and 4,000,000 shares of common stock were issued to Mark Gustafson. Currently, there are 15,982,530 shares of common stock outstanding. 4,700,000 shares are restricted securities as defined in Rule 144 of the Securities Act of 1933 and 11,282530 shares of common stock are free trading.

	Name and Address of	Amount and Nature
Title of Class	Beneficial Owner	of Ownership	Percent of Class

Common Stock	Mark Gustafson	4,000,000	25.03%
	10691 Rosecroft Crescent	Direct
	Richmond, British Columbia
	Canada V7A 2H9

Common Stock	Arcade Investments	980,000	6.13%
	Loyalist Plaza Don Markay	Direct
	Blvd.
	Marsh Harbour Abaco
	Bahamas

Common Stock	Capital Investments and	910,000	5.69%
Business SA
53rd Street Swiss Tower Bank
Panama
Republic of Panamade

ITEM 5.02(b) DEPARTURE OF CERTAIN OFFICERS AND DIRECTORS

Pursuant to the terms of the agreement referred to in Item 1.01 above, Sergei Stetsenko resigned as President of Peloton on May 12, 2005.

ITEM 5.02(c) AND (d) APPOINTMENT OF NEW OFFICERS AND DIRECTORS

Effective May 16, 2005, Mark Gustafson was appointed president of Peloton. Biographical information is as follows:

Torrent Energy Corporation
President, CEO & Director from September, 2004 to the present.
Oregon based coal bed methane company (OTC: BB company).

International Sales Information Systems Inc./Versatile Mobile Systems
Director from May/95 to June/2000 and CFO from Aug/99 to June/2000
Vancouver/London based sales force automation software provider (CDNX company)

Total Energy Services Ltd.
President & CEO, Director from Aug/97 to Mar/99
Calgary based oilfield rental and gas compression company (TSE company)

Q/media Software Corporation
CFO from July/93 to May/95
Vancouver based diskette duplicator & presentation software provider (CDNX/TSE company)

EnServ Corporation
Chief Financial Officer (Feb/89 to Jun/91) and Controller (Oct/87 to Jan/89)
VP/General Manager of Rentals Division (from Jul/91 to Jun/93)
VP/General Manager of Environmental Division (Oct/91 to Jun/93)
Calgary based drilling rig, service rig, gas compression equipment and equipment rentals company (TSE company)

Price Waterhouse
Auditor from Aug/81 to Sep/87
Calgary office of international chartered accounting firm

EDUCATION:
Chartered Accountant - 1983
Bachelor of Business Administration - 1977 to 1981 Wilfrid Laurier University

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 18th day of May, 2005.

PELOTON RESOURCES INC.

BY:	/s/ Mark Gustafson
Mark Gustafson, President, Chief Executive Officer,
and a member of the Board of Directors